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                                                                    Exhibit 99.1

                                                                          x
ENROLLMENT AUTHORIZATION FORM                                             x
  (FOR MORE INFORMATION SEE REVERSE)   DIVIDEND REINVESTMENT PLAN         xxxx


                                       Please enroll my account as follows:
                                       ------------------------------------
                                       Place an "X" in one of the boxes only,
                                                       ---
                                       using black or blue ink [X]

                                 [_] 1. Full Dividend Reinvestment - Reinvest any dividends that may become payable to me on all Common Stock now or hereafter registered to me.

                                 [_]   2.  Partial Dividend Reinvestment -
                                       Reinvest any dividends that may become
                                       payable to me on the following shares of
                                       my Common Stock.               ----------
                                                                            Shs.
                                                                      ----------



Signature(s) of                        I understand that I may change or revoke
Registered Owner(s) _______________    this authorization at any time by
                            Date       notifying First Chicago, in writing, of
                                       my desire to change or terminate by
___________________________________    participation.
                            Date
All joint owners must sign



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                         ENROLLMENT AUTHORIZATION FORM

I hereby appoint First Chicago Trust Company of New York as my agent under the terms and conditions of the Dividend Reinvestment Plan as described in the prospectus which accompanied this Enrollment Authorization Form.

                                 INSTRUCTIONS

1. Please check only one box (No.1 or No. 2). If you do not check any box, then
                ---- ---
   Box 1 - FULL DIVIDEND REINVESTMENT will be assured.

2. If you checked Box 2, and:

                  - if you wish to reinvest cash dividends on all of the shares now registered in your name but not on any additional shares that may be registered in your name in the future, write the total number of shares now registered in your name in the space provided.

                  - if you wish to reinvest cash dividends on less than all of the shares now registered in your name and continue to receive a check for cash dividends on the remaining shares, write the number of shares on which you do wish dividends reinvested in the space provided.

3. Under each option, regardless of the one you select, dividends received on shares accumulated and held under the Plan will be reinvested.

4. Be sure to date and sign this form and return it in the postage pre-paid envelope provided or mail it to First Chicago Trust Company of New York, P.O. Box 2598, Jersey City, N.J. 07303-2598.


           DO NOT RETURN THIS FORM UNLESS YOU INTEND TO PARTICIPATE
     SINCE THIS FORM AUTHORIZES THE ENROLLMENT OF YOUR ACCOUNT IN THE PLAN.